Exhibit 10.8(h)

DESCRIPTION OF 2018 SALARY RATES

FOR 2017 NAMED EXECUTIVE OFFICERS

Annualized salary rates for the executive officers of the First Horizon National Corporation (the “Company”) who are expected to be named in the executive compensation disclosures of the Company’s 2018 proxy statement in relation to fiscal year 2017 (“2017 Named Executive Officers”) currently are:

Officer Name	2018 Salary Rate
D. Bryan Jordan	$900,000
William C. (B.J.) Losch III	500,000
Michael E. Kisber	600,000
David T. Popwell	500,000
Charles T. Tuggle, Jr.	475,000

The annualized rates shown above are those in effect on the date this exhibit is filed with the Company’s Annual Report on Form 10-K. Salary rates generally continue in effect until they are changed.